EXHIBIT 99.5

BANK OF SMITHTOWN
DIRECTOR INCENTIVE RETIREMENT AGREEMENT

(Revised for Section 409A Compliance)

THIS AGREEMENT is made this 31st day of December, 2008, by and between Bank of Smithtown, a state chartered commercial bank, located in Smithtown, New York (the "Company"), and ________________________ (the "Director").

INTRODUCTION

In an effort to reward past service, encourage continued service on the Company’s Board of Directors, and as a method to attract future Directors, the Company is willing to provide to the Director a deferred incentive opportunity.  The Company will pay the benefits from its general assets.  This Agreement, which is intended to comply with Section 409A of the Code and all regulations and guidance issued thereunder, covers awards (or any portion thereof) made under the prior Director Incentive Retirement Agreement between the Company and the Director (the “Prior Agreement”) which were (i) made after December 31, 2004 or (ii) made prior to January 1, 2005 but only to the extent such awards were not vested on or before December 31, 2004.  In addition, this Agreement covers all Earnings with respect to awards (or any portion thereof) described in (i) and (ii) of this paragraph.  The Agreement also provides for awards made on or after the effective date.  This Agreement does not cover awards made or vested (whether in whole or in part) prior to January 1, 2005, which continue to be covered by the Prior Agreement.  For purposes of this Agreement, “Section 409A” shall refer to Section 409A of the Code and all regulations and guidance issued thereunder.

AGREEMENT

The Director and the Company agree as follows:

Article 1
Definitions

1.1         Definitions.  Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1.1             “Annual Fees” means the Board of Director retainer fees, the Board of Director meeting fees and the Board of Director committee fees earned by the Director during the calendar year.

1.1.2             "Change of Control” means a reorganization, merger, consolidation or sale of substantially all of the assets of the Company, or a similar transaction in which the Company is not the resulting entity; or individuals who constitute the Incumbent Board (as herein defined) of the Company cease for any reason to constitute a majority thereof.  For these purposes, “Incumbent Board” means the members of the Board of Directors of the Company on the effective date of the Plan, provided that any person becoming a member of the Board of Directors subsequent to such effective date, whose election was approved by a vote of at least three-quarters of the members of the Board of Directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

1.1.3             “Code" means the Internal Revenue Code of 1986, as amended.

1.1.4             "Deferral Account" means the Company’s accounting of the Director’s accumulated Deferrals plus accrued interest.

1.1.5             "Disability" means the Director's inability to perform substantially all normal duties of the Director's position, as determined by the Company's Board of Directors in its sole discretion.  As a condition to any benefits, the Company may require the Director to submit to such physical or mental evaluations and tests as the Board of Directors deems appropriate.  Notwithstanding the foregoing, if any provision of this Agreement would cause a payment of deferred compensation to be made upon the occurrence of the Director’s Disability, then such payment shall not be made unless such Disability also constitutes a “disability” within the meaning of Section 409A.  Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the time of payment schedule that would have applied in the absence of a Disability.

1.1.6             “Early Retirement Age” means the Director’s 55th birthday, provided he has completed at least 10 Years of Service.

1.1.7             “Early Retirement Date” means the date that the Director has terminated service after attaining his 55th birthday but before his 72nd birthday provided he has completed at least 10 Years of Service.

1.1.8             "Earnings” means the Company’s reported Net Income after taxes.

1.1.9             “Effective Date” means the date first written above.

1.1.10             "Election Form" means the Form attached as Exhibit 1.

1.1.11             "Extraordinary Items” means those items recognized by Generally Accepted Accounting Principles as extraordinary that substantially affect shareholder equity and/or the Company’s assets.  Examples of such items are stock redemptions, mergers, acquisitions, stock splits and other items of that nature.

1.1.12              “Return On Equity” means the Company’s Earnings, adjusted for Extraordinary Items, divided by the Company’s common stock equity at the end of the same fiscal year.

1.1.13              "Normal Retirement Age" means the Director’s 72nd birthday.

1.1.14             "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Service.

1.1.15             reserved

1.1.16             “Growth of Stock Rate” means the percentage change in the Company’s fair market value common stock price (“Stock Price”) over a one year period, measured as a thirty day moving average between December 1 and December 31 of each year, with a guaranteed minimum of Six (6%) and a maximum of 12%

1.1.17             reserved

1.1.18             "Termination of Service" means the Director ceasing to be a member of the Company's Board of Directors for any reason whatsoever.

1.1.19             "Years of Service" means the total number of twelve-month periods during which the Director served on the Company’s Board of Directors on a full-time basis, inclusive of any approved leave of absence.

Article 2
Incentive

2.1         Incentive Award.  Return On Equity (the “ROE”) Earnings determined as of December 31 of each calendar year shall determine the Director’s Incentive Award Percentage, in accordance with the attached Schedule A.  The chart on Schedule A is specifically subject to change annually at the sole discretion of the Company’s Board of Directors.  The Incentive Award is calculated annually by taking the Director’s Annual Fees for the calendar year in which the ROE and Earnings were calculated times the Incentive Award Percentage.

2.2         Incentive Deferral.  On March 1 following each calendar year, the Company shall declare and pay the Incentive Award in the form of compensation and the Director shall defer such amount to the Deferral Account.

Article 3
Deferral Account

3.1          Establishing and Crediting.  The Company shall establish a Deferral Account on its books for the Director, and shall credit to the Deferral Account the following amounts:

 3.1.1           Deferrals. The Incentive Deferral as determined under Article 2.

 3.1.2           Interest.  On March 1 following each calendar year and immediately prior to the payment of any benefits, interest on the account balance since the preceding credit under this Section 3.1.2, at an annual rate, compounded monthly, equal to the Growth of Stock Rate for the same period.  However, the annual rate shall not be less than 6% or greater than 12%.

3.2           Statement of Accounts.  The Company shall provide to the Director, within one hundred twenty (120) days after each calendar year, a statement setting forth the Deferral Account balance.

3.3           Accounting Device Only.  The Deferral Account is solely a device for measuring amounts to be paid under this Agreement.  The Deferral Account is not a trust fund of any kind.  The Director is a general unsecured creditor of the Company for the payment of benefits.  The benefits represent the mere Company promise to pay such benefits.  The Director's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director's creditors

3.4          Unforeseeable Emergency.  Upon the Company’s determination (following petition by the Director) that the Director has suffered an unforeseeable emergency as described below, the Company shall (i) terminate the then effective deferral election of the Director to the extent permitted under Section 409A, and (ii) distribute to the Director all or a portion of the Deferral Account balance as determined by the Company, but in no event shall the distribution be greater than the amount determined by the Company that is necessary to satisfy the unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which the unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Director’s assets (to the extent the liquidation of assets would not itself cause severe financial hardship); provided, however, that such distribution shall be permitted solely to the extent permitted under Section 409A.  For purposes of this Section, “unforeseeable emergency” means a severe financial hardship to the Director resulting from (a) an illness or accident of the Director, the Director’s spouse or a dependent (as defined in Code Section 152(a)) of the Director, (b) a loss of the Director’s property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director, each as determined to exist by the Company.

Article 4
Lifetime Benefits

4.1          Normal Retirement Benefit.  If the Director terminates service on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Director the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement.

 4.1.1           Amount of Benefit.  The benefit under this Section 4.1 is the Deferral Account balance on the Director's Normal Retirement Date.

4.1.2
          Payment of Benefit.  The Company shall pay the benefit to the Director commencing on the first day of the month following the Director’s Normal Retirement Date in the form elected by the Director on the Election Form.  If the Director elects to receive payments in equal monthly installments, the Company shall continue to credit interest on the remaining account balance during any applicable installment period fixed at the rate in effect under Section 3.1.2 on the date of the Director’s Termination of Service.  If permitted by the Company, but subject to limitations below, a Director may elect to change the time or form of payment under this Section 4.1.2 and Sections 4.2.2 or 4.4.2, by submitting a new Election Form to the Company, provided the following conditions are met:  (i) such change will not take effect until at least twelve (12) months after the date on which the new election is made and approved by the Company; (ii) if the original election is pursuant to a specified time or fixed schedule, the change cannot be made less than twelve (12) months before the date of the first scheduled original payment, and (iii) in the case of an election related to a payment other than a payment on account of death, disability, or unforeseeable emergency, the first payment with respect to which the change is made must be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made.  Notwithstanding the foregoing, the Director may submit a new benefit election with respect to his Deferral Account under this Agreement on or before December 31, 2008 pursuant to transition relief issued under Section 409A of the Code.

4.2         Early Retirement Benefit.  If the Director terminates service on or after the Early Retirement Age and before the Normal Retirement Age, and for reasons other than death or Disability, the Company shall pay to the Director the benefit described in this 4.2 in lieu of any other benefit under this Agreement.

4.2.1           Amount of Benefit.  The benefit under this Section 4.2 is the vested Deferral Account balance on the Director's Early Retirement Date.

4.2.2           Payment of Benefit.  The Company shall pay the benefit to the Director in the form and on the date elected by the Director on the Election Form.  If the Director elects the Deferred Payment Option or to receive payments in equal monthly installments, the Company shall continue to credit interest on the remaining account balance during any applicable installment period fixed at the rate in effect under Section 3.1.2 on the date of the Director’s Termination of Service.

4.2.3           Deferred Payment Option.  Under this Section 4.2, the Director may elect to defer payment of his Early Retirement Benefit until the date elected by the Director on the Election Form, not to exceed the first day of the month following his Normal Retirement Age.

4.3         Early Termination Benefit.  If the Director terminates service before the Early Retirement Age or Normal Retirement Age for reasons other than death or Disability, the Company shall pay to the Director the benefit described in the 4.3 in lieu of any other benefits under this Agreement.

4.3.1           Amount of Benefit.  There is no benefit under this Section 4.

4.4         Disability Benefit.  If the Director terminates service for Disability prior to the Early Retirement Age or Normal Retirement Age, the Company shall pay to the Director the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

4.4.1          Amount of Benefit.  The benefit under this Section 4.4 is the Deferral Account balance at Termination of Service.

4.4.2          Payment of Benefit. The Company shall pay the benefit to the Director commencing on the first day of the month following the Director’s Normal Retirement Age in the form elected by the Director on the Election Form.  If the Director elects to receive payments in equal monthly installments, the Company shall continue to credit interest on the remaining account balance during any applicable installment period fixed at the rate in effect under Section 3.1.2 on the date of the Director’s Termination of Service.

4.5          Change of Control Benefit. Upon a Change of Control while the Director is in the active service of the Company, the Company shall pay to the Director the benefit described in this Section 4.5 in lieu of any other benefit under this Agreement.

4.5.1	Amount of Benefit. The benefit under Section 4.5 is the 100% of the Deferral Account balance on the date of the Director’s Termination of Service.

4.5.2	Payment of Benefit. The Company shall pay the benefit to the Director in a lump-sum payment no later than 60 days after the Director’s Termination of Service.

Article 5
Death Benefits

5.1         Death During Active Service.  If the Director dies while in the active service of the Company, the Company shall pay to the Director's beneficiary the benefit described in this Section 5.1.

5.1.1          Amount of Benefit.  The benefit under Section 5.1 is the greater of the Deferral Account balance or the projected retirement benefit as per the attached Schedule B.

5.1.2         Payment of Benefit.  The Company shall pay the benefit to the beneficiary in the form elected by the Director on the Election Form.  If the Director elects payments in equal monthly installments, the Company shall continue to credit interest on the remaining account balance during any applicable installment period fixed at the rate in effect under Section 3.1.2 on the date of the Director’s Termination of Service.

5.2       Death During Benefit Period.  If the Director dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Director's beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived.

5.3       Death After Termination of Service But Before Benefit Payments Commence. If the Director is entitled to benefit payments under this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the benefit payments to the Director’s beneficiary that the Director was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Director’s death.

Article 6
Beneficiaries

6.1          Beneficiary Designations.  The Director shall designate a beneficiary by filing a written designation with the Company.  The Director may revoke or modify the designation at any time by filing a new designation.  However, designations will only be effective if signed by the Director and accepted by the Company during the Director's lifetime.  The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved.  If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's estate in a lump sum.

6.2          Facility of Payment.  If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person.  The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit.  Such distribution shall completely discharge the Company from all liability with respect to such benefit.

Article 7
General Limitations

Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement o the extent the benefit would create an excise tax under the excess parachute rules of Section 280G of the Code.

Article 8
Claims and Review Procedures

8.1         Claims Procedure.  The Company shall notify any person or entity that makes a claim against the Agreement (the “Claimant”) in writing, within ninety (90) days of Claimant’s written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement.  If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed.  If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

8.2         Review Procedure.  If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company.  Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits.  Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based.  If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Claimant.

Article 9
Amendments and Termination

This Agreement may be amended or terminated only by a written agreement signed by the Company.

Article 10
Miscellaneous

10.1           Binding Effect.  This Agreement shall bind the Director and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

10.2           No Guarantee of Service.  This Agreement is not a contract for services.  It does not give the Director the right to remain a Director of the Company, nor does it interfere with the shareholders' rights to replace the Director.  It also does not require the Director to remain a Director nor interfere with the Director's right to terminate services at any time.

10.3           Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

10.4           Reorganization.  The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement.  Upon the occurrence of such event, the term “Company” as used in this Agreement shall be deemed to refer to the successor or survivor company.

10.5           Tax Withholding.  The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

10.6           Applicable Law. The Plan and all rights hereunder shall be governed by and construed according to the laws of New York, except to the extent preempted by the laws of the United States of America; provided, however, that with respect to the Policies owned by the Company or any insurable interest issues, the laws of Delaware shall govern.

10.7           Unfunded Arrangement.  The Director and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement.  The benefits represent the mere promise by the Company to pay such benefits.  The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors.  Any insurance on the Director's life is a general asset of the Company to which the Director and beneficiary have no preferred or secured claim.

10.8           Recovery of Estate Taxes.  If the Director’s gross estate for federal estate tax purposes includes any amount determined by reference to and on account of this Agreement, and if the beneficiary is other than the Director’s estate, then the Director’s estate shall be entitled to recover from the beneficiary receiving such benefit under the terms of the Agreement, an amount by which the total estate tax due by the Director’s estate, exceeds the total estate tax which would have been payable if the value of such benefit had not been included in the Director’s gross estate.  If there is more than one person receiving such benefit, the right of recovery shall be against each such person.  In the event the beneficiary has a liability hereunder, the beneficiary may petition the Company for a lump sum payment in an amount not to exceed the beneficiary’s liability hereunder.

10.9           Entire Agreement.  This Agreement constitutes the entire agreement between the Company and the Director as to the subject matter hereof.  No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

10.10  Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

10.10.1     Interpreting the provisions of the Agreement;
10.10.2         Establishing and revising the method of accounting for the Agreement;
10.10.3         Maintaining a record of benefit payments; and
10.10.4         Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

10.11           Designated Fiduciary.  For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Company shall be the named fiduciary and plan administrator under the Agreement.  The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the service of advisors and the delegation of ministerial duties to qualified individuals.

10.12           Specified Employees.  Despite any contrary provision of this Agreement, if, when the Director’s service terminates, the Director is a “specified employee,” as defined in Section 409A of the Code, and if any payments under this Agreement will result in additional tax or interest to the Director because of Section 409A, the Director shall not be entitled to payment until the earliest of (i) the date that is at least six months after termination of the Director’s employment for reasons other than the Director’s death, (ii) the date of the Director’s death, or (iii) any earlier date that does not result in additional tax or interest to the Director under Section 409A.  If any provision of this Agreement would subject the Director to additional tax or interest under Section 409A, the Company shall reform the provision. However, the Company shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Director to additional tax or interest

IN WITNESS WHEREOF, the Director and a duly authorized Company officer have signed this Agreement.

DIRECTOR:	COMPANY:

Bank of Smithtown

By
[NAME OF DIRECTOR]
Title